CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 431 to Registration Statement No. 33-26305 on Form N-1A of our report dated November 26, 2014, relating to the financial statements and financial highlights of the BlackRock Global Opportunities Portfolio, BlackRock Health Sciences Opportunities Portfolio, BlackRock International Opportunities Portfolio, BlackRock Science & Technology Opportunities Portfolio and BlackRock U.S. Opportunities Portfolio (collectively, the “Funds”), each a series of BlackRock Funds, appearing in the Annual Report on Form N-CSR of the BlackRock Funds for the year ended September 30, 2014, and to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche

Philadelphia, Pennsylvania

January 28, 2015